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                                                                    EXHIBIT 10.1

                 AMENDMENT NO. 13 TO THE FIRST INDUSTRIAL, L.P.
                           SIXTH AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

          WHEREAS, the First Industrial, L.P. Sixth Amended and Restated Limited Partnership Agreement (as amended to date, the "Agreement") of First Industrial, L.P., a Delaware limited partnership (the "Partnership"), between First Industrial Realty Trust, Inc., a Maryland corporation (the "General Partner"), and the limited partners of the Partnership (the "Limited Partners") became effective on March 18, 1998 (capitalized terms not defined herein shall have the meanings given to such terms in the Partnership Agreement);

          WHEREAS, the General Partner and the Limited Partners wish to amend certain provisions of the Agreement; and

          WHEREAS, the General Partner has received the Consent to this Amendment No. 13 of the holders of a majority of Partnership Units not held by the General Partner;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. AMENDMENTS

          1.1 Section 8.1 of the Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

     "Except as provided in Section 9.8 hereof, the General Partner may not voluntarily withdraw or Transfer all or any portion of its General Partner Interest."

          1.2 The following new Section 9.8 is hereby added to the Agreement:

     "SECTION 9.8. REDEMPTION UPON REIT SHARE REPURCHASES BY THE GENERAL PARTNER. If the General Partner acquires outstanding REIT Shares then the Partnership shall redeem from the General Partner the General Partner's interest in the Partnership representing such acquired REIT Shares and pay to



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     the General Partner, in cash, an amount equal to the consideration, if any, paid by or for the account of the General Partner for the acquired REIT Shares. The Partnership shall make such cash payment, if any, to the General Partner within three business days after the General Partner notifies the Partnership that the General Partner is committed to acquiring REIT Shares and requests payment under this Section 9.8. Any REIT Shares acquired by the General Partner that are thereafter disposed of by the General Partner (which term shall not include cancellation) shall, for the purposes of Sections 4.2(B) and (C), be deemed issued at the time of such disposition."

          SECTION 2. NO OTHER AMENDMENTS

          This Amendment No. 13 does not amend the Agreement in any respect except as expressly provided herein, and the Agreement, as amended by this Amendment No. 13, shall continue in full force and effect after the date hereof in accordance with its terms.




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          IN WITNESS WHEREOF, this Amendment No. 13 has been duly executed and delivered by the General Partner as of the 1st day of September, 2000.

                                 FIRST INDUSTRIAL REALTY TRUST INC.,
                                   as sole General Partner of the
                                   Partnership

                                 By: /s/ Michael J. Havala
                                     ---------------------
                                     Name: Michael J. Havala
                                     Title: Chief Financial Officer